Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 119 to the Registration Statement on Form N-1A of Fidelity Municipal Trust: Fidelity Conservative Income Municipal Bond Fund of our report dated February 24, 2015; Fidelity Limited Term Municipal Income Fund of our report dated February 19, 2015; Fidelity Michigan Municipal Income Fund of our report dated February 17, 2015; Fidelity Minnesota Municipal Income Fund of our report dated February 12, 2015; Fidelity Ohio Municipal Income Fund of our report dated February 12, 2015; Fidelity Municipal Income Fund of our report dated February 13, 2015; and Fidelity Pennsylvania Municipal Income Fund of our report dated February 13, 2015 relating to the financial statements and financial highlights included in the December 31, 2014 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP Boston, Massachusetts February 25, 2015